UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2026

Phoenix Education Partners, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-42899	38-3922540
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4035 S. Riverpoint Parkway Phoenix, AZ	85040
(Address of principal executive offices)	(Zip Code)

(800) 990-2765

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PXED	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 9, 2026, Robert Brackenbury was appointed to the Board of Directors (“Board”) of Phoenix Education Partners, Inc. (the “Company”) as a Class I director. Mr. Brackenbury will serve on the audit committee of the Board.

Mr. Brackenbury previously served at the State of Michigan Retirement System from 2010 to 2026, most recently as the Deputy Chief Investment Officer, where he oversaw the investment management of more than $170 billion in combined pension and other state trust fund assets. Mr. Brackenbury also held several senior leadership positions with the State of Michigan Retirement System. Earlier in his career with the State of Michigan, Mr. Brackenbury served as a State Tax Tribunal judge and as an Assistant Attorney General. Mr. Brackenbury spent a decade in senior administrative roles at Eastern Michigan University and serves as an investment committee member for local community foundations in Michigan. Mr. Brackenbury also served as a U.S. Army officer, both on active duty and in the U.S. Army Reserve. Mr. Brackenbury currently serves on the board of directors of Athene Holding Ltd. Mr. Brackenbury holds a Bachelor of Science degree in mathematics and economics and a Master of Arts degree in economics from Eastern Michigan University, a Master of Business Administration degree from the University of Michigan Ross School of Business, and a Juris Doctor degree from Wayne State University Law School. He also completed the Senior Executives in State and Local Government Program at Harvard Kennedy School.

Mr. Brackenbury has entered into a standard indemnification agreement with the Company, the form of which is attached as exhibit 10.22 to the Company’s Annual Report on Form 10-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 20, 2025. Mr. Brackenbury will also be eligible to receive director compensation from the Company as more fully described under the caption “Director Compensation” on pages 27 and 28 of the Company’s Proxy Statement for 2025 Annual Meeting of Stockholders, filed with the SEC on December 29, 2025.

There are no arrangements or understandings between Mr. Brackenbury and any person pursuant to which Mr. Brackenbury was selected as a director. There have been no transactions since the beginning of the Company’s last fiscal year, and there are no currently proposed transactions, in which the Company was or is to be a participant and in which Mr. Brackenbury, or any member of his immediate family had or will have any interest, that are required to be reported under Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOENIX EDUCATION PARTNERS, INC.

Date: July 13, 2026	By:	/s/ Srini Medi
		Name:	Srini Medi
		Title:	Chief Legal Officer and Secretary

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